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                                                       EXHIBIT 10.4

                      AMENDED AND RESTATED
              NON-INCENTIVE STOCK OPTION AGREEMENT

                           (non-Plan)

    THIS AMENDED AND RESTATED NON-INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is dated as of July 23, 1997, as amended and restated as of January 28, 1998, and is by and between NATIONAL MEDIA CORPORATION, a Delaware corporation with its principal office located at Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, Pennsylvania 19103 (the "Company"), and Robert N. Verratti.

    On July 23, 1997, the Compensation Committee of the Board of Directors of the Company (the "Committee") determined to grant to the Optionee an option to purchase 750,000 shares of the Company's Common Stock in order to provide the Optionee with an added incentive to contribute to the Company's future success and prosperity. The option granted was issued outside of the Plan (as hereinafter defined) in connection with the solicitation and commencement of the Optionee's employment but, except as provided herein, subject to such terms and conditions as if it were issued under the Company's Amended and Restated Stock Option Plan, as it may be amended from time to time hereafter (the "Plan"). The option granted is hereby amended and restated, as of January 28, 1998, in its entirety as set forth herein. This option agreement replaces and is in lieu of any and all prior option agreements between the Company and Optionee. Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

    In consideration of the premises set forth herein, and for other good an valuable consideration, receipt of which is hereby acknowledged, the Company has granted the Optionee the option to acquire shares of the common stock of the Company upon the following terms and conditions:

    1.  Grant of Option.

        (a) In connection with Optionee's relinquishment and waiver of 50,000 of the 750,000 options referred to above, the Company hereby reaffirms its grant to the Optionee of the right and option (the "Option") to purchase up to Seven Hundred Thousand (700,000) fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company (the "Shares"), to be issued upon the exercise hereof.

        (b) The Option may be exercised during the period ("Option Period") commencing on the date hereof and, unless sooner terminated as provided herein, expiring and terminating at 5:00 p.m. Eastern Standard Time on July 22, 2007, at which time the Optionee shall have no further right to purchase any Shares not then purchased. The Company shall at all time during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

        (c) It is not intended that the Option qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

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    2.  Exercise Price.  The exercise price of the Option (the "Exercise
Price") shall be lesser of (a) $4.75 per share or (b) if there is a Triggering Event (as hereinafter defined) occurring between January 28, 1998 and June 30, 1998, the "Triggering Event Price" (as hereinafter defined) per share less $4.00, but in no event less than $.01 per share. For purposes of this paragraph, a "Triggering Event" shall be defined as (i) a sale of substantially all of the assets of the Company, (ii) a merger of the Company into another company, or a merger of another company into the Company or some other combinative transaction with another company after which the shareholders of such other company have the right to elect a majority of the board of directors of the Company or the resulting entity, or (iii) an investment by another company , which under the rules of the NYSE requires shareholder approval (whether or not such requirement is waived). "Triggering Event Price" shall be deemed to be the closing price of the Company's stock on the NYSE on the day of the closing of such sale, merger, combination or investment. The exercise price shall be payable by certified or bank check payable to the order of the Company in full at the time of the exercise in cash or, with the consent of the Committee in its sole discretion, by delivering (i) shares of Common Stock already owned by the Optionee and having a fair market value (as determined under the Plan) on the date of exercise equal to the Exercise Price, or (ii) a combination of cash and shares of Common Stock with a fair market value equal to the Exercise Price.

    3. Exercise of Option. The Optionee may exercise this Option to purchase Shares by providing notice to the Company by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery, signed by the Optionee, indicating the number of whole Shares which Optionee desire to purchase under the Option. The notice shall be accompanied by payment of the Exercise Price therefor as specified in Paragraph 2 above, any amounts payable pursuant to Paragraph 10 below and any required written representation as specified pursuant to Paragraph 7 below. As soon as practicable after the receipt of such notice of exercise, payments and written representation, the Company shall issue to the Optionee a certificate(s) issued in the Optionee's name evidencing the Shares purchased by the Optionee hereunder, subject to the Company's right to require that Optionee hereunder, subject to the Company's right to require that Optionee execute such other documents as it deems reasonably necessary.

    4. Limitations on Right to Exercise. Should the Optionee cease to be an Eligible Participant for any reason other than the Optionee's death or disability, the Option shall be exercisable for a period of two years after the Optionee ceases to be an Eligible Participant or until the expiration of the Option Period, whichever shall occur first.

    5. Death or Disability of Optionee. In the event of the death or disability of the Optionee while the Optionee is an Eligible Participant (or the death of the Optionee within two years after the date on which the Optionee ceases to be an Eligible Participant), any unexercised portion of the Option shall be exercisable for a period of one year after the Optionee's death or disability or upon the expiration of the Option Period, whichever shall occur first, and, in the event of the death of the Optionee, shall be exerciseable only by the Optionee's personal representative or such person or persons to whom the Optionee's rights pass under the Optionee's will or by the Laws of descent and distribution.

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    6.  Non-Transferability of Option.  Except as provided in Paragraph 5 herein, the Option shall be exercisable only the Optionee. The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of the descent and distribution or, if permitted under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and by the Committee in its sole discretion pursuant to a qualified domestic relations order as defined in the Code or Title 1 of ERISA or the rules promulgated thereunder. Upon any attempt to so transfer the Option, or upon the levy or attachment or similar process of the Option, the Option shall automatically become null and void.

    7. Restriction on Issuance of Shares-Investment Representation. The Optionee agreed for himself, his heirs and legatees that, unless the time of exercise there exists an effective registration statement under the Securities Act of 1933 concerning the Shares issuable pursuant to the Option providing for the issuance of such Shares to the Optionee and/or the subsequent transfer of the shares by Optionee, any and all Shares purchased upon the exercise of the Option shall be acquired for investment and not for distribution. Upon the issuance of any or all of the Shares subject to the Option, the Company, in its discretion and in accordance with the foregoing, may require the Optionee, or his heirs or legatees receiving such Shares, to deliver to the Company a representation in writing, in a form satisfactory to the Board, that such Shares are being acquired in good faith for investment and not for distribution. In accordance with the foregoing, (i) the Company may place with its transfer agent a "stop transfer" order with respect to such Shares and may place an appropriate restrictive legend on the certificate(s) evidencing such Shares; and (ii) any stock certificates issued upon the exercise of the Option may bear an appropriate restrictive legend, if deemed necessary by the Company.

    8. No Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payment made as herein provided.

    9. No Obligation Relating to Engagement of Optionee. Nothing herein shall obligate the Company or any of its subsidiaries to engage the Optionee, nor shall this Agreement constitute an agreement of employment or for services, nor confer upon the Optionee any right to continue to render services to the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate the services of the Optionee at any time without liability to the Company or the subsidiary.

    10. Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under the Plan. The Company may further require notification from the Optionee upon any disposition of Shares acquired pursuant to the exercise of the Option.

    11. Conflict between Option Agreement and Plan. In the event of any conflicts between this Agreement and the Terms and Condition of the Plan, the terms and conditions of the Plan shall control.

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    12. Binding Effect. Except as herein otherwise expressly provided, this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

    13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              NATIONAL MEDIA CORPORATION


                              By: /s/ Frederick S. Hammer
                                 ---------------------------
                                 Frederick S. Hammer
                                 Chairman of the Board


                                  /s/ Robert N. Verratti
                                 -------------------------
                                 Robert N. Verratti

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